Exhibit 4(b)

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October [__], 2007, to the Indenture dated as of July 1, 2003 (the “Indenture”), by and between TXU Corp., a Texas corporation (the “Company”) and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of an unlimited aggregate principal amount of unsecured debentures, notes or other indebtedness to be issued in one or more series;

WHEREAS, the Indenture provides that the terms of the securities may be set forth in an Officer’s Certificate;

WHEREAS, the Company has heretofore delivered to the Trustee an Officer’s Certificate, dated July 15, 2003 (the  “Series N Officer’s Certificate”), providing for the Floating Rate Convertible Senior Notes due 2033 (the “Series N Notes”);

WHEREAS, the Company, Texas Energy Future Holdings Limited Partnership, a Delaware limited partnership (“Parent”), and Texas Energy Future Merger Sub Corp, a Texas corporation and a wholly owned subsidiary of Parent (“Merger Sub”), previously entered into the Agreement and Plan of Merger, dated as of February 25, 2007 (the “Merger Agreement”);

WHEREAS, Section 7(M) of the Series N Officer’s Certificate provides that upon a merger of the Company, as a result of which the holders of the common stock, without par value, of the Company (“Common Stock”) shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Company or the successor or the purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture providing that at the effective time of such merger, each Series N Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such merger by a holder of a number of shares of Common Stock issuable upon conversion of such Series N Note immediately prior to such merger;

WHEREAS, pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company and the Company shall continue as the surviving entity (the “Merger”), and pursuant to the Merger, each share of the Common Stock, no par value, of the Company issued and outstanding immediately prior to the effective time of the Merger, shall be converted into the right to receive $69.25 per share in cash;

WHEREAS, pursuant to Article 12 of the Indenture and Section 7(M) of the Series N Officer’s Certificate, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Company has been authorized by resolution to enter into this Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the charter documents of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed; and

WHEREAS, the Company hereby requests that the Trustee execute and deliver this Supplemental Indenture;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:

1.           AMENDMENT TO SERIES N OFFICER’S CERTIFICATE.

(a)	Section 7(A) of the Series N Officer’s Certificate, is hereby amended and restated to read in its entirety as follows:

“Right to Convert.  A Holder may convert its Series N Notes into an amount in cash specified below, during the periods and subject to the conditions stated in paragraph 5 of the Form of Series N Notes.  The amount of cash payable upon conversion of a Series N Note per $1,000 principal amount thereof shall be $4,274.05 (the “Conversion Rate”).  A Holder may convert a portion of the principal amount of Series N Notes if the portion is $1,000 or a multiple of $1,000.”

(b)	Section 7(B) of the Series N Officer’s Certificate is hereby further amended by amending and restating the third sentence thereof to read in its entirety as follows:

“Cash deliverable upon conversion will be delivered through the Conversion Agent as soon as practicable, but no later than the fifth Business Day following the Conversion Date.”

(c)	Section 7(B) of the Series N Officer’s Certificate is hereby further amended by deleting the fourth, fifth, sixth and eighth sentences thereof in their entirety.

(d)	Section 7(B) of the Series N Officer’s Certificate is hereby further amended by amending and restating the ninth sentence thereof to read in its entirety as follows:

“On conversion of Series N Notes, the portion of accrued interest including accrued Contingent Interest, if any, with respect to the converted Series

N Notes shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full upon delivery of the cash payment upon conversion.”

(e)	Section 7(B) of the Series N Officer’s Certificate is hereby further amended by amending and restating the tenth sentence thereof to read in its entirety as follows:

“Notwithstanding conversion of any Series N Notes, the Holders of the Series N Notes will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.”

(f)	Section 7(B) of the Series N Officer’s Certificate is hereby further amended by amending and restating the eleventh sentence to read in its entirety as follows:

“If a Holder converts more than one Series N Note at the same time, the amount of cash issuable upon the conversion shall be based on the total principal amount of the Series N Notes converted.”

2.           AMENDMENTS TO FORM OF SERIES N NOTES.

(a)	Paragraph 5 on the reverse of each Series N Note is hereby deemed to be amended by amending and restating the forepart of the first sentence of such Paragraph to read in its entirety as follows:

“Subject to the procedures set forth in the Indenture and the Officer’s Certificate, a Holder may convert Securities of this series into $4,274.05 in cash per $1,000 principal amount of Securities on or before the close of business on June 15, 2033 during the periods and upon satisfaction of at least one of the conditions set forth below:”

(b)	Paragraph 5 on the reverse of each Series N Note is hereby further deemed to be amended by amending and restating the third full paragraph to read in its entirety as follows:

“The amount of cash payable upon conversion of this Security (the “Conversion Rate”) per $1,000 principal amount hereof shall be $4,274.05.

3.           EFFECTIVENESS OF AMENDMENTS.  This Supplemental Indenture shall be effective at the Effective Time (as defined in the Merger Agreement).

4.           CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture or the Series N Officer’s Certificate, as the context shall require.

5.           CONTINUING EFFECT OF INDENTURE.  Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture, the Series N Notes and the Series N Officer’s Certificate shall remain in full force and effect.

6.           CONSTRUCTION OF SUPPLEMENTAL INDENTURE.  This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

7.           TRUST INDENTURE ACT CONTROLS.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this Supplemental Indenture is executed, the provision required by said Act shall control.

8.           TRUSTEE DISCLAIMER.  The recitals and statements contained in this Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.  All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

9.           COUNTERPARTS.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

10.           SUPPLEMENTAL INDENTURE FORMS PART OF INDENTURE.  This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture for all purposes.  The Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

11.           HEADINGS.  The section headings herein are for convenience only and shall not affect the construction hereof.

12.           SEVERABILITY.  In case any provision in this Supplemental Indenture, the Series N Officer’s Certificate or the Series N Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TXU CORP.
By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee
By:
Name:
Title:

[Signature Page – Supplemental Indenture]